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                                                                    Exhibit 3.58
                            CERTIFICATE OF FORMATION

                                       OF

                          NEW-U PICTURES FACILITIES LLC

         This Certificate of Formation of New-U Pictures Facilities LLC (the "LLC") dated February 4, is being duly executed and filed by Brian C. Mulligan, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act 6, Del. C. Section 18-101, et seq.

FIRST:   The name of the LLC formed hereby is:

                          New-U Pictures Facilities LLC

SECOND: The address of the registered office of the LLC in the State of Delaware is:

                          1209 Orange Street
                          New Castle County
                          Wilmington, Delaware 19801

THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is:

                          The Corporation Trust Company
                          1209 Orange Street
                          New Castle County
                          Wilmington, Delaware 19801

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                   By:  /s/ Brian C. Mulligan
                                        ________________________________________
                                        Brian C. Mulligan, an Authorized Person